Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-214963) of Magellan Midstream Partners, L.P.;

2)	Registration Statement (Form S-3ASR No. 333-203869) of Magellan Midstream Partners, L.P;

3)	Registration Statement (Form S-8 No. 333-212836) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P.;

4)	Registration Statement (Form S-8 No. 333-176062) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P.;

5)
Registration Statement (Form S-8 No. 333-71670) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P., as amended by Post-Effective Amendment No. 1; and

6)	Registration Statement (Form S-8 No.333-147206) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan of Magellan Midstream Partners, L.P.;

of our reports dated February 17, 2017, with respect to the consolidated financial statements of Magellan Midstream Partners, L.P. and the effectiveness of internal control over financial reporting of Magellan Midstream Partners, L.P. included in this Annual Report (Form 10-K) of Magellan Midstream Partners, L.P. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
February 17, 2017